UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10700 Bren Road West Minnetonka, MN 55343 (Address of principal executive offices) (Zip Code)

(952) 930-6000 (Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

Not Applicable.

     (b)  Pro Forma Financial Information.

Not Applicable.

     (c)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 22, 2003 (included herewith).

Item 12. Results of Operations and Financial Condition.

On October 22, 2003, the Company issued a press release announcing results for its third quarter of fiscal year 2003. Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated October 22, 2003 announcing the Company’s results of operations.

The information contained in this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release includes a schedule disclosing operating income, net income, and net income per share excluding the effect of the Company’s 2002 pension fund termination, acquisition of Cryogen, Inc. on December 30, 2002, and a non-recurring tax benefit in the third quarter of fiscal year 2003, to facilitate a comparison of the Company’s results without these events. These financial measures in this schedule have not been determined in accordance with generally accepted accounting principles (“GAAP”). Pursuant to Regulation G, the Company has included in this schedule a reconciliation of these non-GAAP financial measures to most directly comparable GAAP financial measures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

By:	/s/ M. James Call M. James Call Executive Vice President and Chief Financial Officer

Dated: October 22, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated October 22, 2003